As filed with the Securities and Exchange Commission on December 5, 2008

Registration Statement No. 333-109200

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KYOCERA KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

KYOCERA CORPORATION

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6 Takeda Tobadono-cho,

Fushimi-ku,

Kyoto 612-8501, Japan

(81-75-604-3500)

(Address of Principal Executive Offices)

KYOCERA 2003 STOCK OPTION PLAN

(Full Title of the Plan)

Kyocera International Inc.

8611 Balboa Avenue

San Diego, CA 92123

(858) 576-2600

(Name, Address and Telephone Number of Agent for Service)

EXPLANATORY NOTE

Kyocera Corporation (the “Registrant”) files this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on September 29, 2003 (File No. 333-109200) to deregister shares of the Registrant’s common stock relating to Stock Acquisition Rights issued under the Kyocera 2003 Stock Option Plan (the “Plan”).

A total of 90,000 shares were registered under the Registration Statement.

Of the 90,000 shares relating to Stock Acquisition Rights issued under the Plan, 57,900 shares were sold upon the exercise of such rights. The exercise period for the Stock Acquisition Rights issued under the Plan ended on September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kyoto, Japan on December 5, 2008.

KYOCERA CORPORATION

By:	/s/ MAKOTO KAWAMURA
Name:	Makoto Kawamura
Title:	President and Representative Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on December 5, 2008.

Signature	Title

Executive Advisor of the Board of Directors
Kensuke Itoh

*	Chairman of the Board and Representative Director
Noboru Nakamura

*	Vice Chairman of the Board and Representative Director
Yuzo Yamamura

*	Vice Chairman of the Board and Representative Director
Naoyuki Morita

/s/ MAKOTO KAWAMURA Makoto Kawamura	President and Representative Director (Principal Executive Officer) (Principal Financial Officer)

/s/ MICHIHISA YAMAMOTO	Director
Michihisa Yamamoto

*	Director
Isao Kishimoto

* Hisao Hisaki	Director

* Rodney N. Lanthorne	Director President of Kyocera International Inc. (Authorized Representative in the United States)
Director
John S. Gilbertson

Director
Tetsuo Kuba

Director
Tatsumi Maeda

/s/ SHOICHI AOKI Shoichi Aoki	Executive Officer (Principal Accounting Officer)

* By: /s/ MICHIHISA YAMAMOTO Michihisa Yamamoto

Attorney-in-Fact pursuant to Power of Attorney filed with the Registration Statement on Form S-8 (File No. 333-109200)

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